UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 31, 2012

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 320 North Carson Street, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective August 31, 2012, Del Toro Silver Corp. (the “Company”, “we”, “us”, “our”) entered into a Partial Purchase Option Agreement with Natchez Pass LLC to acquire up to a 67.5% interest, in leasehold interests to land in Pershing County, Nevada (the “Property”).

In order to earn the option, over a five year period the Company is required to make aggregate cash payments of $4,005,000, consisting of payments to the Natchez Pass LLC, certain repayments on behalf of the Natchez Pass LLC and certain amounts for the work program on the Property, and issue up to 5,000,000 restricted shares of common stock to Natchez Pass LLC.

If the Company fully exercises the option to earn a 67.5% interest, the Company then has an option to earn up to an additional 7.5% interest at the price of $150,000 per point.

Item 9.01	Financial Statements and Exhibits

10.1	Option Agreement with Natchez Pass LLC dated August 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date: September 5, 2012